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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 4, 2002, relating to the financial statements and financial statement schedules of Simpson Manufacturing Co., Inc., which appears in Simpson Manufacturing Co., Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California
January 31, 2003

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS